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                                                                     Exhibit (p)

                           Credit Suisse First Boston
                               Private Equity, Inc.
                                11 Madison Avenue
                            New York, New York 10010
                             Telephone: (212) 325-2000

                                                March 31, 2005

CSFB Alternative Capital Event Driven Master Fund, LLC
11 Madison Avenue, 13th Floor
New York, New York 10010


Gentlemen:

       With respect to our purchase from you, at the purchase price of $100,000 for 1,000 units of interest, net asset value of $100 per unit ("Initial Units") in CSFB Alternative Capital Event Driven Fund Master Fund, LLC, we hereby advise you that we are purchasing such Initial Units for investment purposes without any present intention of seeking to liquidate such Initial Units.

                            Very truly yours,

                            CREDIT SUISSE FIRST BOSTON
                            PRIVATE EQUITY, INC.

                             By:    /s/ William L. Spiro
                                    --------------------
                             Name:  William L. Spiro
                             Title: Vice President